EXHIBIT 15.2

CONSENT OF PRICEWATERHOUSECOOPERS AUDIT FOR YEARS ENDED 2017 AND 2016

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-188112 and on Form S-8 No. 333-217160 of EDAP TMS S.A. of our report dated April 30, 2018 relating to the financial statements, which appears in this Form 20-F.

Lyon, France, April 12, 2019

/s/ PricewaterhouseCoopers Audit

Represented by

/s/Elisabeth L’hermite